                                                                     EXHIBIT 5.1


                               [LETTERHEAD OF SSL]

September 18, 1997


The Children's Place Retail Stores, Inc.
One Dodge Drive
West Caldwell, NJ 07006

Ladies and Gentlemen:

We have acted as counsel to The Children's Place Retail Stores, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-1 (Registration No. 333-31535), as amended by Amendments [No. 1 and 2] thereto (the "Registration Statement"), relating to the proposed public offering (the "Offering") by the Company of 4,000,000 shares of its Common Stock, par value $.10 per share (the "Common Stock"), and up to 600,000 additional shares of Common Stock which may be sold by certain stockholders of the Company, in the event the underwriters for the Offering elect to exercise their over-allotment option (all such shares of Common Stock being hereinafter collectively referred to as the "Shares").

As such counsel, we have examined copies of the Amended and Restated Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, the Registration Statement, the Prospectus which forms a part of the Registration Statement and originals or copies of such corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents, and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to express any opinion herein concerning, any law other than the laws of the State of New York and the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

The Children's Place Retail Stores, Inc.
September 18, 1997
Page 2

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares being offered by the Company, when and if issued and sold under the circumstances contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable and (ii) the Shares being offered by certain stockholders of the Company, when and if sold under the circumstances contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,


/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP